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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated August 22, 2003 accompanying the consolidated financial statements of Xponential, Inc. and subsidiaries for the year ended June 30, 2003, the two months ended August 31, 2002, the five months ended June 30, 2002 and the year ended February 2, 2002, contained in this Prospectus and Registration Statement. We consent to the use of the aforementioned report in this Prospectus and Registration Statement.

/s/ GRANT THORNTON LLP

Dallas, Texas
January 23, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS